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                                                                     EXHIBIT 2.2

                         PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER dated as of August 29, 1994 is among Martin Marietta Corporation, a Maryland corporation ("Martin Marietta"), Atlantic Sub, Inc., a Maryland corporation ("Atlantic Sub"), and Parent Corporation, a Maryland corporation ("Parent"). Martin Marietta and Atlantic Sub are hereinafter sometimes collectively referred to as the Constituent Corporations.

     All of the outstanding stock of Atlantic Sub is owned by Parent and all of the outstanding stock of Parent is owned, in equal amounts, by Martin Marietta and by Lockheed Corporation, a Delaware corporation ("Lockheed"). Parent will be authorized, at the time of the merger provided for herein, to issue 820,000,000 shares of capital stock, of which 50,000,000 shares will be series preferred stock, $1.00 par value, 20,000,000 shares will be Series A Preferred Stock, par value $1.00, and 750,000,000 shares will be common stock, $1.00 par value ("Parent Common Stock").

     This Plan and Agreement of Merger is being entered into pursuant to a Plan and Agreement of Reorganization dated as of August 29, 1994 among Martin Marietta, Lockheed and Parent (the "Reorganization Agreement"). Capitalized terms used but not defined herein have the meanings given to them in the Reorganization Agreement.

                                   ARTICLE I

     1.1 On the Merger Date (as defined in paragraph 1.6) Atlantic Sub shall merge into Martin Marietta (the "Atlantic Sub Merger") and the separate existence of Atlantic Sub shall cease. Martin Marietta shall be the surviving corporation in the Atlantic Sub Merger (hereinafter sometimes referred to as the "Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Atlantic Sub Merger.

     1.2 The Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, as well of a public as of a private nature, of the Constituent Corporations, all of the properties and assets of the Constituent Corporations and all of the debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all of the debts, liabilities and duties of the Constituent Corporations with the effect set forth in the Maryland General Corporation Law.

     1.3 If, at any time after the Merger Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Atlantic Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Atlantic Sub Merger or to otherwise carry out this Plan and Agreement of Merger, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Plan and Agreement of Merger.

     1.4 The Charter and the Bylaws of Martin Marietta, in each case as amended to and including the Merger Date, shall be the Charter and Bylaws of the Surviving Corporation and shall thereafter continue to be its Charter and its Bylaws until changed as provided therein and by law.

     1.5 The directors and officers of Martin Marietta immediately prior to the Merger Date shall be the directors and officers of the Surviving Corporation and shall thereafter continue in office in accordance with the Charter and Bylaws of the Surviving Corporation.

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     1.6  If this Plan and Agreement of Merger is duly approved by the stockholders of each of the Constituent Corporations in accordance with the Maryland General Corporation Law and the respective Charters and Bylaws of the Constituent Corporations and is not terminated under paragraph 3.1, Articles of Merger with respect to the Atlantic Sub Merger shall be promptly filed and recorded in accordance with the Maryland General Corporation Law. The Atlantic Sub Merger shall become effective at the time and date of such filing or at such date and time otherwise specified in the Articles of Merger (such time and date are herein collectively referred to as the "Merger Date").

                                   ARTICLE II

     2.1 On the Merger Date, by virtue of the Atlantic Sub Merger and without further action by the holder thereof, each share of the common stock, par value $1.00 per share, of Atlantic Sub outstanding immediately prior thereto shall be converted into and become one share of the common stock, par value $1.00 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

     2.2 On the Merger Date, by virtue of the Atlantic Sub Merger and without further action by the holder thereof, each share of the Martin Marietta Common Stock outstanding immediately prior thereto (other than shares of Martin Marietta Common Stock owned by Lockheed or any Subsidiary of Lockheed, which shall be cancelled and cease to exist immediately upon the Merger Date) shall be converted into and become one share of Parent Common Stock.

     2.3 On the Merger Date, by virtue of the Atlantic Sub Merger and without further action by the holder thereof, each share of Martin Marietta Preferred Stock outstanding immediately prior thereto (other than shares of Martin Marietta Preferred Stock owned by Lockheed or any Subsidiary of Lockheed, which shall be cancelled and cease to exist immediately upon the Merger Date) shall be converted into and become one share of Parent Preferred Stock.

     2.4 On and after the Merger Date, the holders of certificates theretofore representing shares of Martin Marietta Common Stock (other than shares owned by Lockheed or any Subsidiary of Lockheed), on surrender of such certificates to an agent or agents designated for that purpose by Parent, shall be entitled to receive in exchange therefor certificates representing the number of shares of Parent Common Stock into which the shares of Martin Marietta Common Stock theretofore represented by the surrendered certificates shall have been converted in the Atlantic Sub Merger; provided, however, that if any such holder is not registered on the stock transfer records of Martin Marietta as the holder of the shares of Martin Marietta Common Stock represented by a certificate so surrendered, such certificate shall be accompanied by all documents required to evidence such holder's rights to the shares represented thereby and by payment for any applicable stock transfer or other taxes.

     2.5 On and after the Merger Date, the holders of certificates theretofore representing shares of Martin Marietta Preferred Stock (other than shares owned by Lockheed or any Subsidiary of Lockheed), on surrender of such certificates to an agent or agents designated for that purpose by Parent, shall be entitled to receive in exchange therefor certificates representing the number of shares of Parent Preferred Stock into which the shares of Martin Marietta Preferred Stock theretofore represented by the surrendered certificates shall have been converted in the Atlantic Sub Merger; provided, however, that if any such holder is not registered in the stock transfer records of Martin Marietta as the holder of the shares of Martin Marietta Preferred Stock represented by a certificate so surrendered, such certificate shall be accompanied by all documents required to evidence such holder's rights to the shares represented thereby and by payment for any applicable stock transfer or other taxes.

     2.6 All shares of Parent Common Stock and Parent Preferred Stock into which shares of Martin Marietta Common Stock and Martin Marietta Preferred Stock are converted on the Merger Date pursuant to paragraphs 2.2 and 2.3, respectively, shall be deemed, for all corporate purposes, to have been issued by Parent on such Date. On and after such Date and prior to the surrender, pursuant to paragraphs 2.4 and 2.5, of any certificate theretofore representing shares of Martin Marietta Common Stock or Martin Marietta Preferred Stock, such certificate shall, for all corporate purposes (including, without limitation, entitlement to vote and

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to receipt of dividends), be treated as representing the number of shares of
Parent Common Stock and Parent Preferred Stock into which such shares of Martin Marietta Common Stock or Martin Marietta Preferred Stock shall have been converted in the Atlantic Sub Merger. No holder of a certificate or certificates which immediately prior to the Merger Date represented shares of Martin Marietta Common Stock or Martin Marietta Preferred Stock shall be entitled to receive any dividend or other distribution from Parent until surrender of such holder's certificate or certificates for a certificate or certificates representing shares of Parent Common Stock (in the case of holders of Martin Marietta Common Stock) or Parent Preferred Stock (in the case of holders of Martin Marietta Preferred Stock). Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock or Parent Preferred Stock, as the case may be, represented by the certificates issued upon such surrender.

                                  ARTICLE III

     3.1 Notwithstanding the approval and adoption of this Plan and Agreement of Merger by the stockholders of Martin Marietta and Atlantic Sub, this Plan and Agreement of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Plan and Agreement of Merger as provided above, this Plan and Agreement of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto.

     3.2 This Plan and Agreement of Merger shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Plan and Agreement of Merger required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

     3.3 This Plan and Agreement of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

     3.4 This Plan and Agreement of Merger shall be governed by and construed in accordance with the laws of the State of Maryland.

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     IN WITNESS WHEREOF, this Plan and Agreement of Merger has been executed by each of the parties hereto by their duly authorized officers, as of the date first above written.

                                                 MARTIN MARIETTA CORPORATION, a
                                                   Maryland corporation

                                                 By: /s/ MARCUS C. BENNETT
                                                     -----------------------------------------
                                                     Name: Marcus C. Bennett
                                                     Title: Senior Vice President and
                                                            Chief Financial Officer

                                                 ATLANTIC SUB, INC., a
                                                   Maryland corporation

                                                 By: /s/ JOHN E. MONTAGUE
                                                     -----------------------------------------
                                                     Name: John E. Montague
                                                     Title: President

                                                 PARENT CORPORATION, a
                                                   Maryland corporation

                                                 By: /s/ JOHN E. MONTAGUE
                                                     -----------------------------------------
                                                     Name: John E. Montague
                                                     Title: Vice President and Treasurer

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